As filed with the Securities and Exchange Commission on October 5, 2000

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               OMNICOM GROUP INC.
                              (Name of registrant)

                                   ----------

        New York                     7311                      13-1514814
(State of incorporation)  (Primary Standard Industrial      (I.R.S. Employer
                            Classification Code Number)    Identification No.)

                               437 Madison Avenue
                            New York, New York 10022
                                 (212) 415-3600
   (Address and telephone number of registrant's principal executive offices)

                              BARRY J. WAGNER, ESQ.
                          Secretary and General Counsel
                               Omnicom Group Inc.
                               437 Madison Avenue
                            New York, New York 10022
                                 (212) 415-3600
                               (Agent for service)

                                   ----------

                                   COPIES TO:
                              LINDA E. RANSOM, ESQ.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                            New York, New York 10019
                                 (212) 259-8000

                                   ----------

      Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

      If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: | |

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

                                               (continued on the following page)

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                                Proposed           Proposed
                                                                 Maximum           Maximum
     Title of Each Class of Securities      Amount to be     Offering Price   Aggregate Offering      Amount of
             to be Registered                Registered       per Share (1)      Price (2) (3)     Registration Fee

-------------------------------------------------------------------------------------------------------------------
Common Stock (4)
-------------------------------------------------------------------------------------------------------------------
Preferred Stock (5)
-------------------------------------------------------------------------------------------------------------------
Common Stock reserved for issuance upon
  conversion of Preferred Stock (6)
-------------------------------------------------------------------------------------------------------------------
Total (7)                                   $250,000,000                          $250,000,000         $66,000
===================================================================================================================

(1) The proposed maximum offering price per share will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The aggregate public offering price of the Common Stock and Preferred Stock offered pursuant to the Prospectus forming a part of this Registration Statement will not exceed $250,000,000.


(3) Exclusive of accrued interest, distributions and dividends, if any.

(4) Subject  to  note  (7)  below,  there  is  being  registered   hereunder  an
    indeterminate number of shares of Common Stock as from time to time may be issued at indeterminate prices.

(5) Subject  to  note  (7)  below,  there  is  being  registered   hereunder  an
    indeterminate number of shares of Preferred Stock as from time to time may be issued at indeterminate prices.

(6) There is being registered hereunder an indeterminate number of shares of Common Stock as may be issued upon conversion of any Preferred Stock that provides for such conversion. No separate consideration will be received for the Common Stock issuable upon such conversion.

(7) In no event will the aggregate offering price of all securities offered pursuant to the Prospectus included in this Registration Statement exceed $250,000,000.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

PROSPECTUS

________, 2000

                                  $250,000,000

                               OMNICOM GROUP INC.

                                   ----------

      By this prospectus Omnicom Group Inc. may offer shares of common stock or preferred stock in one or more offerings up to a total dollar amount of $250,000,000. Omnicom may issue these securities from time to time when acquiring assets, businesses or securities of another entity, whether by purchase, merger, or any other form of business combination.

                        Symbol:                OMC

                        Exchange:              NYSE

                        Recent Closing Price:  $74.1875 on September 28, 2000

                                   ----------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS

                                                                           PAGE

 About This Prospectus ..................................................   2

 Where You Can Find More Information ....................................   3

 Forward-Looking Information ............................................   3

 Information About Omnicom ..............................................   4

 The Offering ...........................................................   4

 Description of Common Stock ............................................   4

 Description of Preferred Stock .........................................   5

 Legal Matters ..........................................................   7

 Experts ................................................................   7

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that Omnicom filed with the Securities and Exchange Commission utilizing the so-called shelf registration process. Under this process, Omnicom may issue and sell the securities described in this prospectus in connection with one or more acquisitions of assets, businesses or securities of another entity. This prospectus provides you with a general description of the securities Omnicom may offer. Each time Omnicom issues and sells securities, if required, it will provide a prospectus supplement that will contain specific information relating to that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may also be used to resell Omnicom securities by persons who receive Omnicom securities in acquisitions, and who are authorized to use this prospectus by Omnicom. This prospectus will be amended or supplemented, if required, to disclose the name of the selling shareholder, the participating securities firm, if any, the number and kind of securities involved and other information concerning the resale. You should read both this prospectus and any prospectus supplement or amendment together with additional information described under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

      This prospectus is a part of a registration statement filed by Omnicom under the Securities Act of 1933. The registration statement also includes additional information not contained in this prospectus.

      Omnicom files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Omnicom files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can also request copies of the documents, upon payment of a duplicating fee, by writing the public reference section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's website at http://www.sec.gov.

      The SEC allows Omnicom to "incorporate by reference" into this prospectus and any prospectus supplement (as well as the related registration statement) the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus as a legal matter. Information that Omnicom files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Omnicom incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934.

      o     Omnicom's Annual Report on Form 10-K for the year ended December 31,
            1999.

      o Omnicom's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2000.

      o The description of Omnicom stock contained in the Registration Statement filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

      All documents Omnicom files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the offering of the securities described in this prospectus will also be incorporated by reference in this prospectus from the date of filing of such documents.

      You may request a copy of these filings, at no cost, by writing or telephoning Omnicom at the following address:

                                       Barry J. Wagner
                                       Secretary and General Counsel
                                       Omnicom Group Inc.
                                       437 Madison Avenue
                                       New York, NY  10022
                                       (212) 415-3600

      You should rely only on the information provided in this prospectus and any prospectus supplement, as well as the information incorporated by reference. Omnicom has not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.


                           FORWARD-LOOKING INFORMATION

      Some of the statements in documents incorporated by reference constitute forward-looking statements. These statements relate to future events or Omnicom's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause Omnicom's or its industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or "continue" or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Neither Omnicom nor any other person assumes responsibility for the accuracy and completeness of those statements. Omnicom is under no duty to update any of the forward-looking statements after the date of this prospectus to conform them to actual results.

                            INFORMATION ABOUT OMNICOM

      Omnicom is one of the world's leading communications services companies. The communications services offered by Omnicom include advertising in various media such as television, radio, newspaper, magazines, outdoor and the internet, as well as public relations, specialty advertising, direct response and promotional marketing, strategic media planning and buying, and internet and digital media development. Operations cover the major regions of North America, the United Kingdom, Germany, France, the remainder of Continental Europe, Latin America, the Far East, Australia, the Middle East and Africa.

      Omnicom's principal executive office is located at 437 Madison Avenue, New York, New York 10022, and its telephone number is (212) 415-3600.

                                  THE OFFERING

      This prospectus relates to the shares of common or preferred stock that Omnicom may issue from time to time when acquiring assets, businesses or securities of another entity. In no event will the aggregate value of all securities offered exceed $250,000,000. The price of the Omnicom securities issued in connection with these acquisitions may be related to the market price of Omnicom common stock at or about the time of the acquisition agreement or the time Omnicom delivers the securities. The terms of the acquisitions will be determined by negotiation with the owners or controlling persons of the assets, businesses or securities being acquired.

      Finder's fees may be paid in connection with certain acquisitions. The SEC may consider any person receiving finder's fees to be an "underwriter" within the meaning of the Securities Act of 1933. The SEC also may consider any profit on the resale of shares of common stock purchased by persons receiving finder's fees to be underwriting commissions or discounts under the Securities Act.

      This prospectus may also be used to resell Omnicom securities by persons who receive Omnicom's securities in acquisitions, including securities sold hereunder, and who are authorized to use this prospectus by Omnicom.

      Resales by selling shareholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling shareholder's agent in the resale of the securities by the selling shareholder, or the securities firm may purchase securities from the selling shareholder as principal and thereafter resell the securities from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed. Resales of securities may be at negotiated prices, at fixed prices, at market prices or at prices related to market prices then prevailing, and may be made on The New York Stock Exchange or other exchange on which the securities are traded, in the over-the-counter market, by block trade, in special or other offerings, directly to investors or through securities firms acting as agents or principals, or a combination of such methods. Any participating securities firm may be indemnified against certain liabilities, including liabilities under the Securities Act. The terms of the acquisition of securities by the selling shareholder may include a provision for the sharing or reallocation of the selling shareholder's costs in connection with the resale of the securities, including the cost of registering the securities issued in the acquisition and preparing and printing the amendment or supplement, commissions and other costs of resale.

      This prospectus will be amended or supplemented, if required, to disclose the name of the selling shareholder, the participating securities firm, if any, the number and kind of securities involved and other information concerning the resale.

                           DESCRIPTION OF COMMON STOCK

      The following briefly summarizes the material terms of Omnicom's common stock. You should read the more detailed provisions of Omnicom's certificate of incorporation for provisions that may be important to you.

      Omnicom's authorized common stock consists of 1 billion shares of common stock, par value $.15 per share, of which 176.7 million shares were outstanding as of September 30, 2000. Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by Omnicom shareholders. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on any outstanding shares of preferred stock. Omnicom's shareholders elect a classified board of directors and may not remove a director except by an affirmative two-thirds vote of all outstanding voting shares. A two-thirds vote of all outstanding voting shares is also required for Omnicom's shareholders to amend Omnicom's by-laws or certain provisions of its certificate of incorporation, and to change the number of directors comprising the full board.

      Upon voluntary or involuntary liquidation, dissolution or winding up of Omnicom, the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

      The transfer agent and registrar for the common stock is ChaseMellon Shareholder Services. The common stock is listed on the New York Stock Exchange under the symbol "OMC."

                         DESCRIPTION OF PREFERRED STOCK

      The following briefly summarizes the material terms of Omnicom's preferred stock, other than pricing and related terms to be disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock offered by Omnicom which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of Omnicom's certificate of incorporation and the certificate of designation relating to each particular series of preferred stock, for provisions that may be important to you. The certificate of incorporation is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The certificate of designation for a particular series of preferred stock offered by a prospectus supplement will be filed as an exhibit to one of Omnicom's future current reports and incorporated by reference in the registration statement to which this prospectus relates. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

      As of the date of this prospectus, Omnicom's preferred stock consists of
7.5 million shares of preferred stock, par value $1.00 per share, none of which is outstanding.

      Under Omnicom's certificate of incorporation, the board of directors of Omnicom is authorized to issue, without the approval of Omnicom's shareholders, shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock having such powers, preferences, rights and limitations as the board of directors so designates.

      Prior to the issuance of any series of preferred stock, the board of directors of Omnicom will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed with the New York State Secretary of State as an amendment to the certificate of incorporation.

      The resolutions of the board of directors of Omnicom providing for a series of preferred stock may include the following provisions:

      o     the title and stated value of the preferred stock;

      o the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

      o the dividend rate, period and/or payment date or method of calculation thereof applicable to the preferred stock;

      o whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

      o     the provisions for a sinking fund, if any, for the preferred stock;

      o the provisions for redemption, if applicable, of the preferred stock;

      o the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for other types of securities of Omnicom, including the conversion price (or a manner of calculation thereof) and conversion period;

      o     voting rights, if any, of the preferred stock; and

      o any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

      The rights of holders of the preferred stock offered may be affected by the rights of holders of any shares of preferred stock that may be issued in the future. Those effects could be adverse. Shares of preferred stock issued by Omnicom may have the effect of rendering more difficult or discouraging an acquisition of Omnicom deemed undesirable by the board of directors of Omnicom.

      The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Omnicom.

      The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

      Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

      Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of Omnicom out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Omnicom on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

Conversion and Exchange

      The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of Omnicom common stock.

Redemption

      If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Omnicom or the holder thereof and may be mandatorily redeemable.

      Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

      Unless Omnicom defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

      Upon any voluntary or involuntary liquidation, dissolution or winding up of Omnicom, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Those distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

      If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Omnicom on a ratable basis in proportion to the full liquidation preferences. Holders of preferred stock will not be entitled to any other amounts from Omnicom after they have received their full liquidation preference.

Voting Rights

      The holders of shares of preferred stock will have no voting rights, except:

      o     as otherwise stated in the prospectus supplement;

      o as otherwise stated in the certificate of designation establishing such series; or

      o     as required by applicable law.

                                  LEGAL MATTERS

      Except as specified in the applicable prospectus supplement, certain legal matters in connection with the legality of the securities offered hereby will be passed upon for Omnicom by its general counsel.

                                     EXPERTS

      The consolidated financial statements and schedules incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving these reports.

                                    PART II.

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

      The Registrant's certificate of incorporation contains a provision limiting the liability of directors (except for approving statutorily prohibited dividends, share repurchases or redemptions, distributions of assets on dissolution or loans to directors) to acts or omissions determined by a judgment or other final adjudication to have been in bad faith, involving intentional misconduct or a knowing violation of the law, or resulting in personal gain to which the director was not legally entitled. The Registrant's By-Laws provide that an officer or director will be indemnified against any costs or liabilities, including attorneys' fees and amounts paid in settlement with the consent of the registrant in connection with any claim, action or proceeding to the fullest extent permitted by the New York Business Corporation Law.

      Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation, including an action by or in the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

      Section 722(c) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

      Section 723 of the New York Business Corporation Law provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the New York Business Corporation Law permits a court to award the indemnification required by Section 722.

      The Registrant has entered into agreements with its directors to indemnify them for liabilities or costs arising out of any alleged or actual breach of duty, neglect, errors or omissions while serving as a director. The Registrant also maintains and pays premiums for directors' and officers' liability insurance policies.

Item 21. Exhibits and Financial Statement Schedules

     Exhibit
      Number     Description of Exhibit
     -------     ----------------------
      4.1(a)     Certificate of Incorporation (as amended on December 4, 1997 and as restated for filing purposes) (incorporated by reference to Omnicom Group Inc.'s Registration Statement on
                 Form S-3 (No. 333-46303)).

      4.1(b) Certificate of Amendment of the Certificate of Incorporation (incorporated by reference to Omnicom Group Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

      4.2 Bylaws (incorporated by reference in Omnicom Group Inc.'s Annual Report on Form 10-K for the year ended December 31,
                 1987).

      4.3        Form of Certificate of Designation with respect to Preferred
                 Stock.*

      5 Opinion of Counsel as to the legality of the securities registered hereunder.*

     23.1        Consent of Arthur Andersen LLP.

     23.2        Consent of Counsel (included in Exhibit Number 5).*

     24          Power of Attorney (included on Signature Page).
----------
* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K under the Securities Act of 1933.

Item 22. Undertakings

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

      (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

      (f)(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offerings of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 5, 2000.

                                           OMNICOM GROUP INC.

                                                       /s/ JOHN WREN
                                           By:----------------------------------
                                                         John Wren
                                           President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below does hereby constitute and appoint John Wren and Barry J. Wagner, and each of them, with full powers of substitution, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of securities registered pursuant hereto, including specifically, but without limitation thereof, power and authority to sign his or her name, in any and all capacities set forth beneath his or her name, to any amendment to this Registration Statement in respect of said securities and to any documents filed as part of or in connection with this Registration Statement or amendments thereto; and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

           Signature            Title                                 Date
           ----------           ------                                -----
By: /s/ John Wren               President, Chief Executive      October 5, 2000
   -------------------------    Officer and Director
          John Wren             (Principal Executive Officer)

By: /s/ Randall Weisenburger    Executive Vice President and    October 5, 2000
   -------------------------    Chief Financial Officer
        Randall Weisenburger    (Principal Financial Officer)


By: /s/ Philip J. Angelastro    Controller (Principal           October 5, 2000
   -------------------------    Accounting Officer)
        Philip J. Angelastro

By: /s/ Richard I. Beattie      Director                        October 5, 2000
   -------------------------
        Richard I. Beattie

By: /s/ Bernard Brochand        Director                        October 5, 2000
   -------------------------
        Bernard Brochand

By: /s/ Robert J. Callander     Director                        October 5, 2000
   -------------------------
        Robert J. Callander

By: /s/ James A. Cannon         Director                        October 5, 2000
   -------------------------
        James A. Cannon

By: /s/ Leonard S. Coleman, Jr. Director                        October 5, 2000
   ---------------------------
        Leonard S. Coleman, Jr.

By: /s/ Bruce Crawford          Director                        October 5, 2000
   -------------------------
        Bruce Crawford

           Signature            Title                                 Date
           ----------           ------                                -----
By:  /s/ Susan S. Denison       Director                        October 5, 2000
   -------------------------
         Susan S. Denison

By:                             Director
   -------------------------
         Peter Foy

By:  /s/ Michael Greenlees      Director                        October 5, 2000
   -------------------------
         Michael Greenlees

By:  /s/ Thomas L. Harrison     Director                        October 5, 2000
   -------------------------
         Thomas L. Harrison

By:  /s/ John R. Murphy         Director                        October 5, 2000
   -------------------------
         John R. Murphy

By:  /s/ John R. Purcell        Director                        October 5, 2000
   -------------------------
         John R. Purcell

By:  /s/ Keith L. Reinhard      Director                        October 5, 2000
   -------------------------
         Keith L. Reinhard

By:  /s/ Linda Johnson Rice     Director                        October 5, 2000
   -------------------------
         Linda Johnson Rice

By:  /s/ Allen Rosenshine       Director                        October 5, 2000
   -------------------------
         Allen Rosenshine

By:  /s/ Gary L. Roubos         Director                        October 5, 2000
   -------------------------
         Gary L. Roubos

                               INDEX TO EXHIBITS

     Exhibit
     Number       Description of Exhibit
     -------      ----------------------

      4.1(a) Certificate of Incorporation (as amended on December 4, 1997 and as restated for filing purposes) (incorporated by reference to Omnicom Group Inc.'s Registration Statement on Form S-3 (*No. 333-46303)).

      4.1(b) Certificate of Amendment of the Certificate of Incorporation (incorporated by reference to Omnicom Group Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

      4.2 Bylaws (incorporated by reference in Omnicom Group Inc.'s Annual Report on Form 10-K for the year ended December 31,
                  1987).

      4.3         Form of Certificate of Designation with respect to Preferred
                  Stock.*

      5 Opinion of Counsel as to the legality of the securities registered hereunder.*

      23.1        Consent of Arthur Andersen LLP.

      23.2        Consent of Counsel (included in Exhibit Number 5).*

      24          Power of Attorney (included on Signature Page).
----------
* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K under the Securities Act of 1933.


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